UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2016

EARTHLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	46-4228084 (I.R.S. Employer Identification No.)

1170 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan

EarthLink Holdings Corp. (the “Company”) held its annual meeting of stockholders on April 26, 2016 (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Company’s stockholders approved the EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan (the “2016 Plan”). The 2016 Plan was made effective as of April 26, 2016, upon receipt of stockholder approval at the 2016 Annual Meeting. A description of the material terms of the 2016 Plan and a copy of the 2016 Plan are included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2016, and are incorporated by reference herein.

Appointment of New Director

The Board of Directors of the Company, upon recommendation of the Corporate Governance and Nominating Committee, appointed Marc F. Stoll as director, effective April 27, 2016.  Mr. Stoll has been appointed to serve on the Audit Committee.

From October 2014 to March 2015, Mr. Stoll served as Chief Financial Officer at Anaplan, Inc., a privately-held provider of a cloud-based business modeling and planning platform for sales operations and finance. From 2008 to 2013, Mr. Stoll served as Vice President, Worldwide Sales at Apple, Inc. From 2007 to 2008, he served as Corporate Senior Vice President and Corporate Controller at CA, Inc., a systems software provider. From 2002 to 2004, Mr. Stoll served as Vice President, Technology Equity Research at Julius Baer Investment Management, a Swiss banking group. Mr. Stoll currently serves as a member of the board of directors of Arista Networks, Inc. (NYSE:ANET), a computer networking company, and is a member of the audit committee and the nominating and governance committee.

Mr. Stoll has no relationship with the Company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.  Mr. Stoll has no direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

On April 27, 2016, the Company issued a press release announcing the appointment of Mr. Stoll.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07                   Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the four proposals submitted for a vote of the stockholders of the Company at the 2016 Annual Meeting:

Proposal 1.  To elect Susan D. Bowick, Joseph F. Eazor, Kathy S. Lane, Garry K. McGuire, R. Gerard Salemme, Julie A. Shimer, Ph.D. and Walter L. Turek to the Company’s Board of Directors to serve until the 2017 annual meeting of stockholders or until his or her successor is duly elected and qualified. This proposal was approved by the Company’s stockholders at the 2016 Annual Meeting.

Name	Votes For	Votes Against	Votes Abstained	Broker non- votes
Susan D. Bowick	82,705,975	823,581	47,269	12,043,492
Joseph F. Eazor	81,206,403	2,324,058	46,364	12,043,492
Kathy S. Lane	82,736,432	797,043	43,350	12,043,492
Garry K. McGuire	82,707,044	824,817	44,964	12,043,492
R. Gerard Salemme	82,292,536	1,236,851	47,438	12,043,492
Julie A. Shimer, Ph.D	82,273,819	1,239,409	63,597	12,043,492
Walter L. Turek	82,726,003	801,631	49,191	12,043,492

Proposal 2.  To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.  This proposal was approved by the Company’s stockholders at the 2016 Annual Meeting.

Votes For —82,185,207
Votes Against —1,166,161
Votes Abstained —225,457
Broker non-votes — 12,043,492

Proposal 3.  To approve the 2016 Plan.  This proposal was approved by the Company’s stockholders at the 2016 Annual Meeting.

Votes For — 73,798,699

Votes Against — 9,713,191

Votes Abstained — 64,935

Broker non-votes — 12,043,492

Proposal 4.  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  This proposal was approved by the Company’s stockholders at the 2016 Annual Meeting.

Votes For —95,132,580
Votes Against —416,385
Votes Abstained — 71,352

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP. (Registrant)

By:	/s/ Louis M. Alterman
	Name:	Louis M. Alterman
	Title:	Executive Vice President, Chief Financial Officer

Date: April 27, 2016